Investing in Our People,
Investing in the Future

John Rathbone

Executive Vice President
Administration

Outline

Demographics

Planning Models

Recruiting

Employee Development

I’ll cover several topics today about our people. The cost of the workforce is our single largest expense.
Investing in our people is a key focus area at NS. We have a large challenge ahead of us in the next 10 years as demographic shifts change the make-up of our workforce.
I’ll talk to you about the planning models we use to stay ahead of our hiring needs, and then I’ll give you a flavor of how we recruit, train and develop our people.

40%
35%
30%
25%
20%
15%
10%
5%
0%
<30
30-39
40-49
50-59
≥60
26,020 employees

Age Demographics
Agreement Employee

On a companywide basis, close to 40% of our agreement (or union) employees will be eligible to retire over the next 10 years. While some areas in the company look better than others, some departments face serious attrition. Reflected on this slide are the age distributions of our agreement workforce. This group makes up some 85% of our workforce. As you can see, we have a disproportionate number of employees who will be leaving us as they reach normal retirement age of 60.

This demographic is not unique to NS. This is a problem the whole nation is facing as the “baby boomer” generation begins to retire.

45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
<30
30-39
40-49
50-59
≥60
4,502 employees

Age Demographics
Non-agreement Employee

In terms of our non-agreement (or management) workforce, the overall number of employees who are eligible to retire in the next 10 years is closer to 45%.
As you can see both the union and management segments of our workforce are similar. We will face a wave of retirement in both groups.

Why is this important? Because we are losing highly experienced trainmen, track workers, and mechanics. We are also losing highly seasoned managers who are the backbone of rail operations. These groups have made us the safest and most efficient railroad in the USA. So we must build a replacement workforce that is equally dedicated to the success of NS.

Over the last 25 years, as consolidation and technology have brought more efficiencies to the rail industry, we have been shrinking our workforce. However, since 2004, our business has shifted into high gear and we have increased employment. Coupling this growth with our demographic challenges has caused us to revamp our recruiting and training programs. I’ll share with you how we are attacking this issue.

frmHG for05/02/2007
Hire Group ILDEBR
DECATUR - BROOKLYN
Calculate
Next Record
P=Pool, Y=Yard, X=Extraboard
DS SD Job | Station | TMT | Reg Pos EN | Vac Pos EN | XB EN | Reg Pos CO | Vac Pos CO | XB CO | Reg Pos BK | Vac Pos BK | XB BK | Pool Mile EN | Pool Mile CO | Pool MU EN | Pool MU CO | XB Guar | YdOT Cnt EN | YdOT Cnt TR
P IL DE DF DEC-FK DF | 09141 | 0301 | 2 | 0 | 0 | 3 | 0 | 0 | 0 | 0 | 0 | 2891 | 2862 | 0 | 0 | | 0 | 0
P IL DE DP DEC-PER DP | 09141 | 0301 | 14 | 0 | 0 | 15 | 0 | 0 | 0 | 0 | 0 | 3825 | 3883 | 0 | 2 | | 0 | 0
P IL DE DS DEC-STL DS | 09141 | 0302 | 18 | 0 | 0 | 18 | 0 | 0 | 0 | 0 | 0 | 3053 | 3053 | 0 | 0 | | 0 | 0
P IL DE TS TILTON SW | 09113 | 0301 | 1 | 0 | 0 | 1 | 0 | 0 | 1 | 0 | 0 | 0 | 0 | 0 | 0 | | 0 | 0
P IL DE US STAUNT UTL | 09293 | 0302 | 0 | 0 | 0 | 0 | 0 | 0 | 1 | 0 | 0 | 0 | 0 | 0 | 0 | | 0 | 0
P IL DE MP MT/EX MP | 09141 | 0301 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 6325 | 6345 | 55 | 55 | | 0 | 0
X IL DE B1 | 09141 | 0302 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 18 | 0 | 0 | 0 | 0 | | 0 | 0
X IL DE E1 | 09141 | 0302 | 0 | 0 | 22 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 776 | 0 | 0
X IL DE R1 RC Slot | 09085 | 0301 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | | 0 | 0
X IL DT R1 RC Slot | 09141 | 0303 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | | 0 | 0
X IL DT S2 | 09141 | 0303 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 16 | 0 | 0 | 0 | 0 | | 0 | 0
X IL LD ES | 09067 | 0301 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | | 0 | 0
Y IL DT DB Jobs | 09141 | 0303 | 13 | 0 | 0 | 12 | 1 | 0 | 13 | 1 | 0 | 0 | 0 | 0 | 0 | | 1 | 2
Y IL DT DD Jobs | 09141 | 0303 | 19 | 0 | 0 | 21 | 1 | 0 | 16 | 1 | 0 | 0 | 0 | 0 | 0 | | 1 | 2
Totals | 67 | 0 | 22 | 70 | 2 | 0 | 31 | 2 | 34 | | | 55 | 57 | 776 | 2 | 4
Include EN Ret 2005
Exclude from Reports
Exclude from Display
Include
Open Form
CMC 05/02/2007
PR Apr
Yard vs. Road
GB Pay $776
Attrit Rate Yr En 6.8%
Attrit Rate Yr Tr 8.0%
Retirement Rate 60%
Engineers
Unavailable
Chargeable
NonChrg
Total
To Place
Emp Adj
Desired Demoted EN Pct 15%
Desired Dem EN Number
Current Demoted EN
Projected LET Needs 24 Mo
Yd vs Rd, Yd Pct
Desired XB Pct 30%
Trainmen
Furloughed
CTAttrit
Desired XB Pct 30%
PEnQ6Mo
PEnQ12Mo
PEnQMo
Elig to Ret
Age
Report All Hiregroups
Report Current Hiregroup
Report for a Division
Hiring Report
Exclude Comments
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Emp Sum Report
DivSummaryRptTraf
PageNums Yes No
Info
Et Now 6030 Total
Ct Now 6030 Total
Hiring Info
HiringPriority 99
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Record: 48 of 112

Crew Forecasting Model

First, to help ensure that we have the people to effectively staff our operations and manage our company, we have developed two new modeling tools; our Crew Forecasting Model and our HR Workforce Planning model.

For the 13,000 people we employ in our train service, we use the Crew Forecasting Model, it is a complex tool which helps determine future staffing needs.

This tool is the best in our industry.  It divides the workforce into 112 geographic units and looks at forecasted traffic levels, demographics, training schedules, historic attrition, vacation planning, promotions and other factors to calculate staffing levels.

Because of the long lead time to train a qualified engineer, the crew forecasting model is invaluable. We must recruit today for a locomotive engineer that is needed two and a half years in the future, because it takes that long to fully train our engineers.

This new tool helps us effectively staff our train crews.

Retirement Age Assumption	59
Years of Service Assumption	30

2007

Attrition							Target Headcount					Current Gap			
Headcount Minus Trainees	Non-Retiree Attrition		Estimated Movement Out of Dept		Retirees (based on assumptions)	Total Attrition	Headcount Minus Trainees	Expected Headcount Adjustment		Current Vacancies	Target Headcount	Total Attrition	Expected Headcount Adjustment	Current Vacancies	Current Gap
704	6.6%	46	2.0%	14	8	68	704	0.0%	0	105	809	68	0	105	173

Staffing Need (Gap Minus Current Trainees Coming out of the Pipeline in 2007)					2007 Planned Staffing								Year End Headcount		
						Ops Supervisor Trainee									
Current Gap	Available Mgmt Trainees	Available Ops Supvr Trainees	Total Available Trainees	Staffing Need	Mgmt Trainees (Available 2008)	To Hire Prior to August (Available 2007)	To Hire In August or Later (Available 2008)	Promotions From Contract	Experienced External Hires	Estimated Movement Into Dept		Total Planned 2007 Staffing	Target Headcount	Year End Gap (Staffing Need Minus Planned Staffing)	Year End Headcount
173	2	76	78	95	36	20	80	10	0	1.4%	10	40	809	55	754

INDICATES AN EDITABLE FIELD

Note:
- Remaining 3 years of modeling are listed on page two.
- 10 year retiree counts are listed on page three.

Model Assumptions and Information

1. Beyond the model's first year, all OST hires will be placed in fulltime positions by year's end.

Gap."

HR Workforce Planning Model

We also use a forecasting model to staff our management positions we, call it the HR Workforce Planning Model.
Using this tool we carefully look at the age and service levels of our management workforce.
The goal is to ensure that we have an appropriate staffing pipeline to provide for future leadership.
In using this tool, we consider historical attrition and incorporate certain assumptions about our workforce in order to plan for future needs.

McDonough, Georgia

NS Technical Training Center

After we recruit talent they are sent to our own training academy.  It is the NS Technical Training Center, located at McDonough, Georgia (Atlanta).  It has capability of providing training 24/7.  This facility is state-of-the-art and is the envy of our industry.

NS Technical Training Center

At McDonough we are able to provide hands-on and classroom training for all of our railroad union positions.
We are able to take people who were working in factories or on construction sites a few weeks before, and train them to safely serve our customers.

Despite the tightness of the job market, we continue to be very pleased with the quality of new hires that we are able to attract. We have a diverse workforce; our typical new hire brings industrial work experience, has been carefully screened, is drug free and averages about 32 years age.  About 6% of our new union employees have associates and/or bachelor degrees.

NS Technical Training Center

The training experiences at the center range from basic orientations to electrical training, locomotive engineer training and a full range of welding skills. Our locomotive engineers train on state-of-the-art simulators. And our welding lab is an American Welding Society designated facility. It allows us to certify a wide variety of welding specialists.

Four Tracks Initiative

Mgmt trainees from colleges

Promotion from union positions

Experienced industrial leaders

Internal management transfers

O
S
T

M T

One area where we have a large demand is for Operations managers.
Based on our planning forecast, our traditional sources of managerial talent-- recruiting from colleges and promoting union employees--would not fill all of our needs.
In 2006 we implemented a new strategy by recruiting experienced supervisors from other industries and we began a program to cross-train current non-operating managers as operations managers.
We call this our Four Tracks initiative.

We have two new training programs for these Four Tracks, a 15-month management trainee program for recent college graduates and a 6-month operations supervisor training program for those with work experience. We call this latter program OST, for Operations Supervisor Trainees.

Operations Supervisor Trainees

Six month program

Prepares trainees for supervisory positions
in operations

Combination of technical training, field
experiences, and management skills
training

Provides exposure to transportation,
mechanical, and engineering for all trainees

During 2006 we hired almost 150 of these folks and will likely hire more than 200 this year.
These positions have been very attractive to former soldiers; in fact during 2006 we were recognized by GI Jobs Magazine as a top military employer.
The training program provides technical and managerial training to prepare first-line supervisors.
We have been pleased with our shift from strictly “home-grown” managers to a blend of experienced supervisors.

Management Trainee Program

College Hire Programs

Civil Engineers

Mechanical Engineers

Electrical Engineers

Computer Science

Marketing

Operations Management

To compete in a full employment economy we have also increased our college recruiting efforts.
To fill our management trainee positions we recruit from a number of schools in the East.
The preponderance of our college graduates are in the technical areas, particularly engineering.
This year we will hire about 150 new management trainees.

Management Trainee Program

Give trainees a deeper understanding of our
business

Provides a broader view of the organization

Meaningful cross-functional, hands-on
experiences

Trainees as “corporate resources”

Comprehensive, enterprise-wide program

This year we beefed up our management trainee programs.
We have increased the number of trainees, and increased the length of the program to 15 months, from an average of 9 months.
The goal of the program is to give trainees an enterprise-view of the organization with cross-functional, hands-on experiences.
The program provides the trainees with meaningful exposure to a variety of areas in the company.
The program provides 3-4 month rotations in all of our major departments including marketing, engineering, mechanical, and transportation.

Our College Partners

William & Mary

West Virginia University

Virginia Tech

Virginia Military Institute

University of Virginia

University of Tennessee

University of Southern Mississippi

University of Pittsburgh

University of North Carolina

University of Missouri

University of Michigan

University of Maryland

University of Kentucky

University of Illinois

University of Georgia

University of Delaware

University of Buffalo

University of Alabama

The Citadel

Tennessee Technical University

Southern University

Southern Illinois University

South Carolina State University

Rensselaer Polytechnic Institute

Purdue University

Penn State - Erie

Penn State

Old Dominion University

Notre Dame

North Carolina Central University

North Carolina A&T University

NC State University

Mississippi Valley State
College

Michigan State University

Jackson State University

Hampton University

Georgia Tech

Georgia State University

Georgia Southern

Florida State University

Florida A&M University

Duke University

Cornell University

College of Charleston

Clemson University

Auburn University

Atlanta University Center

Alabama A&M University

Having an effective college recruitment program is key to having a first rate management training program. We are fortunate to have a number of college partners who help us access the best students. This is a list of schools where we recruit. We are very proud of our relationships with these schools. We are also quite proud of being recently recognized by U.S. Black Engineer and Information Technology magazine as one of the companies most supportive of historically black engineering schools.

Thoroughbred School

Ongoing development initiative for all
nonagreement employees

New training facility in Norfolk, First class
February 2007

Creating diverse classes

Divisions, bands, locations, years of service,
etc.

Over 30 sessions scheduled 2007

70 people per week

In addition to our training initiatives for new hires, we have also begun a development initiative for all of our non-union work force. This is our corporate university, which we call T-School. T-School provides continuing education focused on the issues facing our industry, and is a place to reinforce the values of our company and provides a forum for knowledge transfer between generations of railroaders.

We have designed our corporate university so that every nonagreement employee, regardless of their level in the company, can participate.
We hold weekly classes of approximately 70 employees from throughout the company.

Investing in Our People,
Investing in the Future

As our business grows, we have a challenge to ensure our workforce is ready for the future. After years of downsizing, we have adapted to the needs of a growth industry. We have developed tools to better plan for our staffing needs. We have developed new technical and leadership training programs to give our employees the tools that they need to be successful. We expect our investment in our people will continue to propel future financial success by having the right people with the right skills running the railroad.

Let me say we currently have a hiring slow down in place because of traffic volumes but the fundamental need for high caliber employees remains. As the economy picks up, we will adjust our hiring levels.